Exhibit 99.1

WASTE CONNECTIONS REPORTS FIRST QUARTER 2018 RESULTS

-	Revenue of $1.140 billion, exceeding outlook
-	Net income attributable to Waste Connections of $124.9 million, or $0.47 per share
-	Adjusted net income attributable to Waste Connections* of $148.6 million, or $0.56 per share, up 14.3% per share
-	Adjusted EBITDA* of $356.9 million, or 31.3% of revenue, exceeding outlook
-	Net cash provided by operating activities of $307.2 million
-	Adjusted free cash flow* of $220.2 million, or 19.3% of revenue
-	Signs or closes acquisitions YTD with approximately $165 million total annualized revenue
-	Repurchases $42 million of common shares

TORONTO, ONTARIO, May 2, 2018 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the first quarter of 2018. Revenue in the first quarter totaled $1.140 billion, up from $1.091 billion in the year ago period. Operating income was $188.7 million; this compares to $26.4 million in the year ago period, which included $141.7 million in non-cash impairments and other charges.

Net income attributable to Waste Connections in the first quarter was $124.9 million, or $0.47 per share on a diluted basis of 264.6 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $14.9 million, or $0.06 per share on a diluted basis of 263.9 million shares. Shares and per share numbers reflect a three-for-two share split completed in June 2017.

Adjusted net income attributable to Waste Connections* in the first quarter was $148.6 million, or $0.56 per share, versus $130.3 million, or $0.49 per share, in the prior year period. Adjusted EBITDA* in the first quarter was $356.9 million and 31.3% of revenue, as compared to adjusted EBITDA* of $332.8 million and 30.5% of revenue in the prior year period. Adjusted net income attributable to Waste Connections, adjusted net income attributable to Waste Connections per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude acquisition-related items and impairments and other operating items, as reflected in the detailed reconciliations in the attached tables.

“Better than expected solid waste price growth and E&P waste activity drove strong performance in the period and position us well for the remainder of 2018. Adjusted EBITDA* margins in the first quarter increased 80 basis points year-over-year in spite of both the precipitous decline in recycled fiber values and weather-related impacts across a majority of our operational footprint. We are extremely pleased that given the strong start to the year and our recent acquisitions, adjusted free cash flow* is tracking to exceed our original outlook of $850 million for 2018,” said Ronald J. Mittelstaedt, Chief Executive Officer and Chairman. “Moreover, as anticipated, we resumed our share repurchase program, opportunistically buying back approximately $42 million of shares in the first quarter.”

Mr. Mittelstaedt added, “Acquisition activity is another bright spot for 2018. Year-to-date, we’ve signed or closed acquisitions with total annualized revenue of approximately $165 million, including three new market entries. Since our previous update in February, we acquired Right Away Disposal, an integrated provider of solid waste collection, recycling, transfer and disposal services in Arizona’s fast growing Pinal and Maricopa Counties, consisting of three collection operations, one recycling facility, two transfer stations and a municipal solid waste landfill. We also acquired the Heart of Florida Landfill in Central Florida, a municipal solid waste landfill that complements existing operations. And in early May, we signed a definitive agreement for a new market entry to acquire a provider of collection, recycling and transfer services with approximately $55 million of annualized revenue, expected to close in June. We are fortunate that the strength of our financial profile and free cash flow generation provide us with the flexibility to continually increase the return of capital to shareholders while funding an above average amount of acquisition activity.”

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

CONFERENCE CALL

Waste Connections will be hosting a conference call related to first quarter earnings and second quarter outlook on May 3rd at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet through a link on the Company’s website at www.wasteconnections.com.  A playback of the call will be available on the Company’s website. Waste Connections will be filing a Form 8-K on EDGAR and on SEDAR (as an "Other" document) prior to markets opening on May 3rd, providing the Company's second quarter 2018 outlook for revenue, core price plus volume growth for solid waste and adjusted EBITDA*.

*A non-GAAP measure.

About Waste Connections

Waste Connections is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets in the United States and Canada. Through its R360 Environmental Solutions subsidiary, Waste Connections is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than six million residential, commercial, industrial, and exploration and production customers in 39 states in the U.S., and six provinces in Canada. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (905) 532-7510. Investors can also obtain these materials and other documents filed with the U.S. Securities and Exchange Commission (“SEC”) and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov, and at the System for Electronic Document Analysis and Retrieval maintained by the Canadian Securities Administrators at www.sedar.com.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (“PSLRA”), including “forward-looking information” within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “expects,” ”estimate,” “continue,” “intends” or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about expected 2018 financial results, potential acquisition activity and the amount of capital returned to shareholders. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

– financial tables attached –

CONTACT:

Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (832) 442-2253
worthingj@wasteconnections.com	maryannew@wasteconnections.com

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME

THRee months ended MARCH 31, 2017 and 2018

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	Three months ended March 31,
	2017	2018
Revenues	$1,091,266	$1,140,131
Operating expenses:
Cost of operations	643,380	659,803
Selling, general and administrative	129,051	131,308
Depreciation	125,240	133,185
Amortization of intangibles	25,510	26,098
Impairments and other operating items	141,681	1,030
Operating income	26,404	188,707

Interest expense	(29,131)	(32,370)
Interest income	449	1,155
Other income (expense), net	1,017	(387)
Foreign currency transaction loss	(590)	(221)
Income (loss) before income tax provision	(1,851)	156,884

Income tax (provision) benefit	16,871	(31,852)
Net income	15,020	125,032
Less: Net income attributable to noncontrolling interests	(146)	(163)
Net income attributable to Waste Connections	$14,874	$124,869

Earnings per common share attributable to Waste Connections’ common shareholders:
Basic	$0.06	$0.47

Diluted	$0.06	$0.47

Shares used in the per share calculations:
Basic	263,061,945	263,827,963
Diluted	263,903,223	264,588,069

Cash dividends per common share	$0.12	$0.14

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2017	March 31, 2018
ASSETS
Current assets:
Cash and equivalents	$433,815	$217,537
Accounts receivable, net of allowance for doubtful accounts of $17,154 and $16,780 at December 31, 2017 and March 31, 2018, respectively	554,458	555,285
Current assets held for sale	1,596	1,509
Prepaid expenses and other current assets	186,999	195,318
Total current assets	1,176,868	969,649
Restricted cash	122,652	77,008
Restricted investments	44,360	44,230
Property and equipment, net	4,820,934	4,924,263
Goodwill	4,681,774	4,772,949
Intangible assets, net	1,087,436	1,077,560
Long-term assets held for sale	12,625	12,267
Other assets, net	68,032	85,292
	$12,014,681	$11,963,218
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$330,523	$287,894
Book overdraft	19,223	18,965
Accrued liabilities	278,039	260,542
Deferred revenue	145,197	156,528
Current portion of contingent consideration	15,803	14,462
Current liabilities held for sale	2,155	2,071
Current portion of long-term debt and notes payable	11,659	1,675
Total current liabilities	802,599	742,137

Long-term debt and notes payable	3,899,572	3,878,698
Long-term portion of contingent consideration	31,482	43,199
Other long-term liabilities	316,191	307,205
Deferred income taxes	690,767	711,241
Total liabilities	5,740,611	5,682,480
Commitments and contingencies
Equity:
Common shares: 263,660,803 shares issued and 263,494,670 shares outstanding at December 31, 2017; 263,467,240 shares issued and 263,327,956 shares outstanding at March 31, 2018	4,187,568	4,147,475
Additional paid-in capital	115,743	109,613
Accumulated other comprehensive income	108,413	56,893
Treasury shares: 166,133 and 139,284 shares at December 31, 2017 and March 31, 2018, respectively	-	-
Retained earnings	1,856,946	1,961,297
Total Waste Connections’ equity	6,268,670	6,275,278
Noncontrolling interest in subsidiaries	5,400	5,460
Total equity	6,274,070	6,280,738
	$12,014,681	$11,963,218

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

THREE months ended MARCH 31, 2017 and 2018

(Unaudited)

(in thousands of U.S. dollars)

	Three months ended March 31,
	2017	2018
Cash flows from operating activities:
Net income	$15,020	$125,032
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of assets and impairments	129,887	2,863
Depreciation	125,240	133,185
Amortization of intangibles	25,510	26,098
Foreign currency transaction loss	590	221
Deferred income taxes, net of acquisitions	(26,528)	20,957
Amortization of debt issuance costs	1,013	1,076
Share-based compensation	12,990	9,180
Interest income on restricted investments	(137)	(120)
Interest accretion	3,424	3,665
Adjustments to contingent consideration	11,313	702
Payment of contingent consideration recorded in earnings	-	(11)
Net change in operating assets and liabilities, net of acquisitions	(10,844)	(15,601)
Net cash provided by operating activities	287,478	307,247

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(344,265)	(311,964)
Capital expenditures for property and equipment	(91,205)	(91,216)
Proceeds from disposal of assets	18,815	1,002
Change in restricted investments, net of interest income	(1,423)	-
Other	(650)	(104)
Net cash used in investing activities	(418,728)	(402,282)

Cash flows from financing activities:
Proceeds from long-term debt	436,086	35,625
Principal payments on notes payable and long-term debt	(170,374)	(106,812)
Payment of contingent consideration recorded at acquisition date	(5,290)	(2,205)
Change in book overdraft	20,047	(295)
Proceeds from option and warrant exercises	1,946	-
Payments for repurchase of common shares	-	(42,040)
Payments for cash dividends	(31,707)	(36,814)
Tax withholdings related to net share settlements of equity-based compensation	(13,030)	(14,121)
Debt issuance costs	(633)	(2,188)
Proceeds from sale of common shares held in trust	2,369	1,947
Other	-	(103)
Net cash provided by (used in) financing activities	239,414	(167,006)
Effect of exchange rates changes on cash, cash equivalents and restricted cash	87	18
Net increase (decrease) in cash, cash equivalents and restricted cash	108,251	(262,023)
Cash, cash equivalents and restricted cash at beginning of period	169,112	556,467
Plus (less): change in cash held for sale	(27)	101
Cash, cash equivalents and restricted cash at end of period	$277,336	$294,545

ADDITIONAL STATISTICS

(in thousands of U.S. dollars, except where noted)

Solid Waste Internal Growth: The following table reflects a breakdown of the components of our solid waste internal growth for the three months ended March 31, 2018:

	U.S.		Canada		Total
Core Price	3.9%		4.8%		4.1%
Surcharges	0.2%		0.4%		0.2%
Volume	(0.6%	)	(4.1%	)	(1.1%	)
Recycling	(1.5%	)	(4.1%	)	(1.9%	)
Foreign Exchange Impact	-		4.6%		0.7%
Total	2.0%		1.6%		2.0%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ended March 31, 2017 and 2018:

	Three Months Ended March 31, 2017
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$768,346	$(2,200)	$766,146	70.2%
Solid Waste Disposal and Transfer	357,025	(143,441)	213,584	19.6%
Solid Waste Recycling	43,889	(2,584)	41,305	3.8%
E&P Waste Treatment, Recovery and Disposal	39,821	(2,968)	36,853	3.4%
Intermodal and Other	33,765	(387)	33,378	3.0%
Total	$1,242,846	$(151,580)	$1,091,266	100.0%

	Three Months Ended March 31, 2018
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$809,646	$(2,399)	$807,247	70.8%
Solid Waste Disposal and Transfer	370,929	(149,568)	221,361	19.4%
Solid Waste Recycling	23,485	(972)	22,513	2.0%
E&P Waste Treatment, Recovery and Disposal	58,359	(2,749)	55,610	4.9%
Intermodal and Other	34,004	(604)	33,400	2.9%
Total	$1,296,423	$(156,292)	$1,140,131	100.0%

Contribution from Acquisitions: The following table reflects revenues from solid waste acquisitions, net of divestitures, for the three month periods ended March 31, 2017 and 2018:

	Three months ended March 31,
	2017	2018
Acquisitions, net	$538,900	$10,800

ADDITIONAL STATISTICS (continued)

(in thousands of U.S. dollars, except where noted)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three month periods ended March 31, 2017 and 2018:

	Three months ended March 31,
	2017	2018
Cash Interest Paid	$22,302	$22,440
Cash Taxes Paid	14,017	6,670

Debt to Book Capitalization as of March 31, 2018: 38%

Internalization for the three months ended March 31, 2018: 57%

Days Sales Outstanding for the three months ended March 31, 2018: 44 (31 net of deferred revenue)

Share Information for the three months ended March 31, 2018:

Basic shares outstanding	263,827,963
Dilutive effect of equity-based awards	760,106
Diluted shares outstanding	264,588,069

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections defines adjusted EBITDA as net income attributable to Waste Connections, plus net income attributable to noncontrolling interests, plus or minus income tax provision (benefit), plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income, plus foreign currency transaction loss, less foreign currency transaction gain. Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted EBITDA differently.

	Three months ended March 31,
	2017	2018
Net income attributable to Waste Connections	$14,874	$124,869
Plus: Net income attributable to noncontrolling interests	146	163
Plus (less): Income tax provision (benefit)	(16,871)	31,852
Plus: Interest expense	29,131	32,370
Less: interest income	(449)	(1,155)
Plus: Depreciation and amortization	150,750	159,283
Plus: Closure and post-closure accretion	2,917	3,238
Plus: Impairments and other operating items	141,681	1,030
Plus (less): Other expense (income), net	(1,017)	387
Plus: Foreign currency transaction loss	590	221
Adjustments:
Plus: Transaction-related expenses (a)	1,744	2,385
Plus: Pre-existing Progressive Waste share-based grants (b)	6,475	1,163
Plus: Integration-related and other expenses (c)	2,828	1,110
Adjusted EBITDA	$332,799	$356,916

As % of revenues	30.5%	31.3%

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects share-based compensation costs, including changes in fair value and related expenses, associated with share-based awards granted by Progressive Waste outstanding at the time of the Progressive Waste acquisition.
(c)	Reflects the addback of integration-related items, including rebranding costs, associated with the Progressive Waste acquisition.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Management uses adjusted free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections defines adjusted free cash flow as net cash provided by operating activities, plus or minus change in book overdraft, plus proceeds from disposal of assets, less capital expenditures for property and equipment and distributions to noncontrolling interests. Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Other companies may calculate adjusted free cash flow differently.

	Three months ended March 31,
	2017	2018
Net cash provided by operating activities	$287,478	$307,247
Plus/(less): Change in book overdraft	20,047	(295)
Plus: Proceeds from disposal of assets	18,815	1,002
Less: Capital expenditures for property and equipment	(91,205)	(91,216)
Less: Distributions to noncontrolling interests	-	(103)
Adjustments:
Payment of contingent consideration recorded in earnings (a)	-	11
Cash received for divestitures (b)	(17,400)	-
Transaction-related expenses (c)	1,744	2,385
Integration-related and other expenses (d)	459	1,110
Pre-existing Progressive Waste share-based grants (e)	12,714	1,919
Synergy bonus (f)	11,798	-
Tax effect (g)	(6,959)	(1,907)
Adjusted free cash flow	$237,491	$220,153

As % of revenues	21.8%	19.3%

(a)	Reflects the addback of acquisition-related payments for contingent consideration that were recorded as expenses in earnings and as a component of cash flows from operating activities as the amounts paid exceeded the fair value of the contingent consideration recorded at the acquisition date.
(b)	Reflects the elimination of cash received in conjunction with the divestiture of Progressive Waste operations.
(c)	Reflects the addback of acquisition-related transaction costs.
(d)	Reflects the addback of integration-related items, including rebranding costs, associated with the Progressive Waste acquisition.
(e)	Reflects the cash settlement of pre-existing Progressive Waste share-based awards and related payments during the period.
(f)	Reflects the addback of cash bonuses paid pursuant to the Company’s Synergy Bonus Program in conjunction with the Progressive Waste acquisition.
(g)	The aggregate tax effect of footnotes (a) through (f) is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except per share amounts)

Reconciliation of Net Income attributable to Waste Connections to Adjusted Net Income attributable to Waste Connections and Adjusted Net Income per Diluted Share attributable to Waste Connections:

Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. Management uses adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections provides adjusted net income attributable to Waste Connections to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income attributable to Waste Connections has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations. Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections are not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate these non-GAAP financial measures differently.

	Three months ended March 31,
	2017	2018
Reported net income attributable to Waste Connections	$14,874	$124,869
Adjustments:
Amortization of intangibles (a)	25,510	26,098
Impairments and other operating items (b)	141,681	1,030
Transaction-related expenses (c)	1,744	2,385
Pre-existing Progressive Waste share-based grants (d)	6,475	1,163
Integration-related and other expenses (e)	2,828	1,110
Tax effect (f)	(62,763)	(8,044)
Adjusted net income attributable to Waste Connections	$130,349	$148,611

Diluted earnings per common share attributable to Waste Connections’ common shareholders:
Reported net income	$0.06	$0.47
Adjusted net income	$0.49	$0.56

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the addback of impairments and other operating items.
(c)	Reflects the addback of acquisition-related transaction costs.
(d)	Reflects share-based compensation costs, including changes in fair value and related expenses, associated with share-based awards granted by Progressive Waste outstanding at the time of the Progressive Waste acquisition.
(e)	Reflects the addback of integration-related items, including rebranding costs, associated with the Progressive Waste acquisition.
(f)	The aggregate tax effect of the adjustments in footnotes (a) through (e) is calculated based on the applied tax rates for the respective periods.

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